UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2012

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Erickson” refer to Erickson Air-Crane Incorporated and its subsidiaries on a consolidated basis.

Item 1.01.      Entry Into a Material Definitive Agreement.

On May 23, 2012, we entered into a three year agreement with the NATO Maintenance and Supply Agency (“NAMSA”), pursuant to which we have agreed to supply aerial firefighting services in Greece for the 2012 to 2014 firefighting seasons.  The term of the agreement may be extended for two subsequent one year periods at NAMSA’s option. Payment terms on amounts billed under the agreement are 60 days from the end of month of invoice.    The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.  A copy of the press release we issued in connection with the agreement is attached as Exhibit 99.1 to this current report.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Contract No. 4600002272, by and between NAMSA and Erickson Air-Crane Incorporated, dated May 23, 2012.

99.1	Press release dated May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: May 29, 2012	By:	/s/ Edward Rizzuti
Edward Rizzuti Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract No. 4600002272, by and between NAMSA and Erickson Air-Crane Incorporated, dated May 22, 2012.

99.1	Press release dated May 29, 2012